UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 30, 2021

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

Extension of Acenzia Non-Binding Letter of Intent

As previously disclosed by Novo Integrated Sciences, Inc. (“Novo”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2021 (the “April Form 8-K”), on December 18, 2020, Novo and Novo Healthnet Limited, a wholly owned subsidiary of Novo (“NHL” and together with Novo, the “Company”), entered into a non-binding letter of intent (“Acenzia LOI”) with Acenzia Inc. (“Acenzia”) and each of the Acenzia shareholders (collectively, the “Acenzia Shareholders”). Pursuant to the terms of the Acenzia LOI, the parties agreed to proceed reasonably and in good faith toward the negotiation and execution of a share exchange or similar definitive agreement regarding the acquisition of Acenzia by the Company. The parties expect that the definitive agreement will provide for the acquisition of Acenzia in exchange for $25,000,000, subject to Acenzia’s valuation affirmed by a mutually acceptable certified independent third party valuation analyst, in Novo restricted common stock, NHL exchangeable preferred shares, or other equity structure depending on tax considerations.

Pursuant to the terms of the Acenzia LOI, if a definitive agreement was not executed by the parties to the Acenzia LOI on or before March 1, 2021, the terms of the Acenzia LOI would terminate, with the exception of certain specified provisions. As previously disclosed in the April Form 8-K, on March 1, 2021, the parties amended the Acenzia LOI to extend the termination date of the Acenzia LOI to May 1, 2021.

On April 30, 2021, the parties amended the Acenzia LOI to extend the termination date of the Acenzia LOI to June 1, 2021.

Extension of Pouch Works LLC Non-Binding Letter of Intent

As previously disclosed by Novo in the April Form 8-K, on December 21, 2020, Acenzia, Pro-Dip LLC (“Pro-Dip”) and Pouch Works LLC, a subsidiary of Pro-Dip (“Pouch Works” and together with Pro-Dip, the “Pro-Dip Parties”), entered into a non-binding letter of intent (the “Pro-Dip LOI”) pursuant to which the parties agreed to proceed reasonably and in good faith toward the negotiation and execution of definitive documentation regarding the acquisition by Acenzia of 100% interest in Pro-Dip (including Pouch Works) in exchange for $800,000 of Acenzia capital stock, subject to the Pro-Dip Parties’ valuation affirmed by a mutually acceptable independent third party valuation analyst, or other share structure depending on tax considerations. Also as previously disclosed in the April Form 8-K, on January 27, 2021, Novo, Acenzia and Pro-Dip executed an Agreement to Assign pursuant to which Acenzia transferred and assigned to Novo all rights and obligations under the Pro-Dip LOI.

Pursuant to the terms of the Pro-Dip LOI, if a definitive agreement was not executed by the parties to the Pro-Dip LOI on or before March 1, 2021, the terms of the Pro-Dip LOI would terminate, with the exception of certain specified provisions. On March 1, 2021, Acenzia and the Pro-Dip Parties agreed to amend the Pro-Dip LOI to extend the termination date of the Pro-Dip LOI to May 1, 2021.

On April 30, 2021, Novo and Pro-Dip amended the Pro-Dip LOI to extend the termination date of the Pro-Dip LOI to June 1, 2021.

Formation of Compensation Committee

On May 5, 2021, Novo’s Board of Directors (the “Board”) formed a Compensation Committee and named each of Alex Flesias, Robert Oliva and Michael Gaynor to serve as members thereof. Mr. Oliva will serve as Chair of the Compensation Committee.

Upon initially listing with the Nasdaq Capital Market (“Nasdaq”), Novo qualified as a “controlled company” because more than 50% of the voting power for the election of directors was held indirectly by Robert Mattacchione, Novo’s Chief Executive Officer. Subsequent to Novo’s registered direct offering that closed on April 13, 2021, Novo ceased to be a controlled company as Mr. Mattacchione no longer owned 50% or more of Novo’s voting power. The Nasdaq rules provide, among other things, that a company that has ceased to be a controlled company is permitted to phase-in its independent nominating and compensation committees as follows: (1) one member must satisfy the independence requirement at the time the company ceases to be a controlled company; (2) a majority of members must satisfy the independence requirement within 90 days of the company ceasing to be a controlled company; and (3) all members must satisfy the independence requirement within one year of the company ceasing to be a controlled company. Messrs. Flesias and Oliva qualify as independent directors. Mr. Gaynor is not an independent director. In order to comply with Nasdaq rules, Novo expects to replace Mr. Gaynor as a member of the Compensation Committee with an independent director within one year of Novo ceasing to be a controlled company.

A copy of the Compensation Committee Charter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Formation of Nominating and Corporate Governance Committee

Also on May 5, 2021, the Board formed a Nominating and Corporate Governance Committee and named each of Alex Flesias, Robert Oliva and Christopher David to serve as members thereof. Mr. Flesias will serve as Chair of the Nominating and Corporate Governance Committee.

Messrs. Flesias and Oliva qualify as independent directors. Mr. David is not an independent director. In order to comply with Nasdaq rules, Novo expects to replace Mr. David as a member of the Nominating and Corporate Governance Committee with an independent director within one year of Novo ceasing to be a controlled company.

A copy of the Nominating and Corporate Governance Committee Charter is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” “will,” “ would” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Compensation Committee Charter.
99.2	Nominating and Corporate Governance Committee Charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: May 6, 2021	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer